UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2014

WMI Holdings Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Washington	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 3000 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 432-8887

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 13, 2014, WMI Holdings Corp. (the “Company”) entered into an agreement (the “Observer Agreement”) with KKR Fund Holdings L.P. (“KKR”) and Tagar Olson (“Mr. Olson”), Member and Head of Financial Services of Kohlberg Kravis Roberts & Co. L.P. Pursuant to the Observer Agreement, KKR was given the right to designate one representative to attend meetings of the Company’s Board of Directors (the “Board”) and the Board’s committees (collectively, the “Committees”) as a non-voting observer. In connection with the Observer Agreement, each of an affiliate of KKR and Mr. Olson entered into a confidentiality agreement with the Company in respect of any information and materials obtained at meetings of the Board and the Committees.

Mr. Olson may be excluded from meetings of the Board and the Committees (or portions thereof) pursuant to the terms and conditions of the Observer Agreement, including to the extent such exclusion is necessary to preserve attorney-client privilege, accountant-client privilege or any other available privilege. KKR’s right to appoint an observer may be terminated immediately upon the sole determination of a majority of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP.

Date: March 14, 2014	By:	/s/ Charles Edward Smith
	Name:	Charles Edward Smith
	Title:	Interim CEO & Secretary